Exhibit 10.3

NOTICE OF GRANT OF PERFORMANCE STOCK UNIT AWARD

UNDER TERMS AND CONDITIONS OF 2008 PERFORMANCE INCENTIVE PLAN

Name of Grantee:

Total Target Number of Stock Units Subject to this Grant[1]:

Target Number of EPS Stock Units Subject to this Grant[1]:

Target Number of Revenue Stock Units Subject to this Grant[1]:

Date of Grant:

This Notice evidences that you have been granted an award of stock units (the “Stock Units”) of Microsemi Corporation (the “Corporation”) as to the “total target” number set forth above. Between zero percent (0%) and two hundred percent (200%) of the “total target” number of Stock Units will vest and become nonforfeitable in accordance with the performance-based vesting requirements set forth in the Terms (as defined below).

By your acceptance of the award, you agree that the award of Stock Units is granted under and governed by the terms and conditions of the Corporation’s 2008 Performance Incentive Plan (as amended from time to time, the “Plan”) and the Terms and Conditions of Performance Stock Unit Award (the “Terms”), which are attached and incorporated herein by this reference. This Notice of Grant of Performance Stock Unit Award, together with the Terms, is referred to as the “Agreement” applicable to your award. The award has been granted to you in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to you. Capitalized terms are defined in the Plan if not defined herein or in the Terms. The Plan, the Terms, the Prospectus for the Plan and Prospectus Supplement with respect to Stock Unit awards under the Plan are currently available to view or download on MiHR on the MiStock Awards page. Alternatively, you may call the Corporation to obtain the Plan, the Terms, Prospectus and/or Prospectus Supplement at (949) 380-6100.

By accepting the Award, you agree to execute any documents and take such further actions that the Corporation may reasonably request in order to establish and/or maintain a recordkeeping account to reflect the award and/or a brokerage account to hold any shares of Common Stock that may be paid with respect to the award.

MICROSEMI CORPORATION	ACCEPTED AND AGREED BY GRANTEE

By:	By:
Name:	Name:
Title:

[1]	Subject to adjustment under Section 7.1 of the Plan.

MICROSEMI CORPORATION

2008 PERFORMANCE INCENTIVE PLAN

TERMS AND CONDITIONS OF PERFORMANCE STOCK UNIT AWARD

1. General.

These Terms and Conditions of Performance Stock Unit Award (these “Terms”) apply to a particular grant of stock units under the Plan (the “Award”) if incorporated by reference in the Notice of Grant of Performance Stock Unit Award (the “Grant Notice”) corresponding to that particular grant. The recipient of the Award identified in the Grant Notice is referred to as the “Grantee.” The effective date of grant of the Award as set forth in the Grant Notice is referred to as the “Award Date.” The number of stock units covered by the Award is subject to adjustment under Section 7.1 of the Plan.

The Award was granted under and subject to the Microsemi Corporation 2008 Performance Incentive Plan (the “Plan”). Capitalized terms are defined in the Plan if not defined herein. The Award has been granted to the Grantee in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to the Grantee. The Grant Notice and these Terms are collectively referred to as the “Agreement” applicable to the Award.

As used in the Agreement, the term “stock unit” means a non-voting unit of measurement which is deemed for bookkeeping purposes to be the equivalent to one outstanding share of the Corporation’s Common Stock solely for purposes of the Plan and this Agreement. The Stock Units shall be used solely as a device for the determination of the payment to eventually be made to the Grantee if such Stock Units vest pursuant to Section 2 of the Terms. The Stock Units shall not be treated as property or as a trust fund of any kind.

2. Vesting.

Subject to Sections 3 and 8.2 below, the percentage of the Total Target Number of Stock Units (as set forth in the Grant Notice) subject to the Award that vest will be determined based on the Corporation’s Adjusted EPS and Revenue (as such terms are defined below) for the Corporation’s 2012 and 2013 fiscal years as set forth below in this Section 2. (As set forth in the Grant Notice, fifty percent (50%) of the Total Target Number of Stock Units are referred to as the “Target Number of EPS Stock Units,” and fifty percent (50%) of the Total Target Number of Stock Units are referred to as the “Target Number of Revenue Stock Units.”) The percentage of the Target Number of EPS Stock Units subject to the Award that vest will be determined based on the Corporation’s Adjusted EPS Growth Performance Ranking for the performance period, and the percentage of the Target Number of Revenue Stock Units subject to the Award that vest will be determined based on the Corporation’s Revenue Growth Performance Ranking for the performance period.

2.1 Performance-Based Vesting. Up to thirty percent (30%) of the Target Number of EPS Stock Units subject to the Award and up to thirty percent (30%) of the Target Number of Revenue Stock Units subject to the Award will be eligible to vest based on the applicable Growth Performance Ranking of the Corporation for its 2012 fiscal year (the “FY12 Performance Period”) in accordance with the following tables:

Adjusted EPS Growth Performance Ranking for the FY12 Performance Period	Percentage of Target Number of EPS Stock Units that Vest
Lower than 30th Percentile	0%
30th Percentile	7.5%
70th Percentile or Higher	30.0%

Revenue Growth Performance Ranking for the FY12 Performance Period	Percentage of Target Number of Revenue Stock Units that Vest
Lower than 30th Percentile	0%
30th Percentile	7.5%
70th Percentile or Higher	30.0%

The percentage of the Target Number of EPS Stock Units subject to the Award and the percentage of the Target Number of Revenue Stock Units subject to the Award that will vest based on the applicable Growth Performance Ranking of the Corporation for the two-year period comprising the Corporation’s 2012 fiscal year and the Corporation’s 2013 fiscal year (the “FY12-FY13 Performance Period”) will be determined in accordance with the following tables, provided, that the number of Stock Units that vest for the FY12-FY13 Performance Period based on the tables below shall be reduced (but not below zero) by number of Stock Units that vested based on the Corporation’s performance for the FY12 Performance Period as determined above:

Adjusted EPS Growth Performance Ranking for FY12-FY13 Performance Period	Percentage of Target Number of EPS Stock Units that Vest
Lower than 30th Percentile	0%
30th Percentile	25.0%
70th Percentile	100.0%
95th Percentile or Higher	200.0%

Revenue Growth Performance Ranking for FY12-FY13 Performance Period	Percentage of Target Number of Revenue Stock Units that Vest
Lower than 30th Percentile	0%
30th Percentile	25.0%
70th Percentile	100.0%
95th Percentile or Higher	200.0%

For each of the four tables above, the applicable vesting percentage will be interpolated on a linear basis between the levels stated in the applicable table and fractional shares shall be rounded to the nearest whole share.

Any Stock Units that do not vest based on the performance requirements set forth in this Section 2 (and which have not previously vested or terminated pursuant to the terms of this Agreement) will automatically terminate as of the last day of the FY12-FY13 Performance Period. The number of Stock Units that vest based on performance as of the end of the applicable Performance Period will be determined by the Administrator following the end of the applicable Performance Period, and payment of vested Stock Units will be made as provided in Section 5 of this Agreement. Any such determination by the Administrator shall be final and binding. In all events, the maximum number of Stock Units that may vest under the Award based on Adjusted EPS Growth Performance Ranking is two hundred percent (200%) of the Target Number of EPS Stock Units, and the maximum number of Stock Units that may vest under the Award based on Revenue Growth Performance Ranking is two hundred percent (200%) of the Target Number of Revenue Stock Units, such that the maximum number of Stock Units that may vest under the Award is two hundred percent (200%) of the Total Target Number of Stock Units.

For purposes of illustration only, assume that (1) the Total Target Number of Stock Units subject to the Award is 20,000 (so that the Target Number of EPS Stock Units is 10,000 and the Target Number of Revenue Stock Units is 10,000); (2) the Corporation’s Adjusted EPS Growth Performance Ranking for the FY12 Performance Period is at the 60th percentile, and the Corporation’s Adjusted EPS Growth Performance Ranking for the FY12-FY13 Performance Period is at the 75th percentile; and (3) the Corporation’s Revenue Growth Performance Ranking for the FY12 Performance Period is at the 50th percentile, and the Corporation’s Revenue Growth Performance Ranking for the FY12-FY13 Performance Period is at the 70th percentile. For the FY12 Performance Period, the Award would vest as to 2,438 Stock Units (or 24.375% of the Target Number of EPS Stock Units) based on the Adjusted EPS Growth Performance Ranking for that period and 1,875 Stock Units (or 18.75% of the Target Number of Revenue Stock Units) based on the Revenue Growth Performance Ranking for that period. Thus, a total of 4,313 Stock Units would vest for the FY12 Performance Period. For the FY12-FY13 Performance Period, the Award would vest, subject to reduction as provided in the next sentence, as to 12,000 Stock Units (or 120.00% of the Target Number of EPS Stock Units) based on the Adjusted EPS Growth Performance Ranking for that period and 10,000 Stock Units (or 100.00% of the Target Number of Revenue Stock Units) based on the Revenue Growth Performance Ranking for that period. That 22,000 total number of Stock Units for the FY12-FY13 Performance Period would be reduced by the 4,313 Stock Units that vested for the FY12 Performance Period. Accordingly, the Award would vest as to an additional 17,687 Stock Units for the FY12-FY13 Performance Period for a total of 22,000 vested Stock Units when both Performance Periods are taken into account.

2.2 Defined Terms.

For purposes of the Award, the following definitions will apply:

“Performance Period” means either the FY12 Performance Period or the FY12-FY13 Performance Period, as applicable.

“Adjusted EPS” means, as to a particular Company Peer Group member for a particular period, the reported earnings per share of the Company Peer Group member for that period (using the calculation, whether in accordance with Generally Accepted Accounting Principles (“GAAP”) or non-GAAP, principally used by the Company Peer Group member to publicly report its earnings per share for that period), subject to the adjustments described below. To determine Adjusted EPS, the Administrator shall adjust the reported earnings per share of each Company Peer Group member for the period to eliminate (to the extent necessary and without duplication) the impact of stock splits, reverse stock splits, and stock dividends. The Administrator’s determination of the Adjusted EPS for a Company Peer Group member and whether, and the extent to which, any such adjustment is necessary shall be final and binding.

“Adjusted EPS Growth Performance Ranking” means, as to a particular Performance Period, the ranking of the Corporation’s Adjusted EPS growth for that Performance Period relative to the Adjusted EPS growth levels for that Performance Period for the companies

(including the Corporation) comprising the Company Peer Group identified below. The Adjusted EPS Growth Performance Ranking for any particular entity within the Company Peer Group shall be determined based on the Company Peer Group member’s Adjusted EPS for the fiscal quarters of such entity that end during the applicable Performance Period, when compared with the Company Peer Group member’s Adjusted EPS for the four consecutive fiscal quarters of such entity that ended immediately prior to the applicable Performance Period, all as determined by the Administrator based on information publicly available to the Administrator at the time it makes such determination.

“Revenue” means, as to a particular Company Peer Group member for a particular period, the reported revenue of the Company Peer Group member for that period (using the calculation, whether in accordance with GAAP or non-GAAP, principally used by the Company Peer Group member to publicly report its revenue for that period). The Administrator’s determination of the Revenue for a Company Peer Group member shall be final and binding.

“Revenue Growth Performance Ranking” means, as to a particular Performance Period, the ranking of the Corporation’s Revenue growth for that Performance Period relative to the Revenue growth levels for that Performance Period for the companies (including the Corporation) comprising the Company Peer Group identified below. The Revenue Growth Performance Ranking for any particular entity within the Company Peer Group shall be determined based on the Company Peer Group member’s Revenue for the fiscal quarters of such entity that end during the applicable Performance Period, when compared with the Company Peer Group member’s Revenue for the four consecutive fiscal quarters of such entity that ended immediately prior to the applicable Performance Period, all as determined by the Administrator based on information publicly available to the Administrator at the time it makes such determination.

“Growth Performance Ranking” means either Adjusted EPS Growth Performance Ranking or Revenue Growth Performance Ranking, as applicable.

“Company Peer Group” means the Corporation and each of the following companies:

Aeroflex Holding Corporation	Maxim Integrated Products, Inc.
Amkor Technology, Inc.	Micrel, Inc.
Atmel Corporation	Microchip Technology, Inc.
AVX Corporation	MKS Instruments
Cirrus Logic, Inc.	ON Semiconductor Corporation
Cypress Semiconductor Corporation	PMC Sierra, Inc.
Diodes, Inc.	Power Integrations, Inc.
Emulex Corporation	QLogic Corporation
Fairchild Semiconductor International, Inc.	RF Micro Devices, Inc.
Integrated Device Technology, Inc.	Semtech Corporation
International Rectifier Corporation	Silicon Laboratories, Inc.
Intersil Corporation	Skyworks Solutions, Inc.
Linear Technology Corporation	TriQuint Semiconductor Inc
LSI Corporation	Vishay Intertechnology, Inc.

The Company Peer Group shall be subject to adjustment by the Administrator for changes that occur prior to the end of the applicable Performance Period as follows: In the event of a merger or other business combination of two Company Peer Group members (including, without limitation, the acquisition of one Company Peer Group member, or all or substantially all of its assets, by another Company Peer Group member), the surviving, resulting or successor entity, as the case may be, shall continue to be treated as a member of the Company Peer Group, provided that the common stock (or similar equity security) of such entity is listed or traded on a national securities exchange as of the end of the Performance Period. In the event that the common stock (or similar equity security) of a Company Peer Group member is not listed or traded on a national securities exchange at the end of the Performance Period as a result of a merger into or acquisition by another company (including, without limitation, as a result of an acquisition of all or substantially all of the assets of such entity), such entity shall be excluded from the Company Peer Group used to determine the Corporation’s Growth Performance Ranking for that Performance Period. In the event that the common stock (or similar equity security) of a Company Peer Group member is not listed or traded on a national securities exchange at the end of the Performance Period (as a result of the delisting of such entity’s stock, the dissolution of such entity, or otherwise), other than as a result of a merger into or acquisition (including an acquisition of all or substantially all of the assets of such entity) by another company, such entity will be included as a Company Peer Group member for that Performance Period and such entity’s growth performance level for that Performance Period will be deemed to result in the ranking of the entity at the bottom of the Company Peer Group members for that Performance Period, without regard to such entity’s actual performance for that Performance Period.

2.3 Adjustments. In determining the Stock Units that vest with respect to a Performance Period, the Administrator shall not (except as otherwise expressly provided in this Agreement) adjust the Growth Performance Ranking (or related performance goals, criteria or metrics) of the Corporation or any other Company Peer Group members.

3. Effect of Termination of Employment or Services.

Except as otherwise expressly provided below in this Section 3, if the Grantee ceases to be employed by or ceases to provide services to the Corporation or one of its Subsidiaries (the date of such termination of employment or services is referred to as the Grantee’s “Severance Date”), the Grantee’s Stock Units shall terminate to the extent such units have not become vested pursuant to Section 2 or Section 8.2 hereof as of the Severance Date (regardless of the reason for such termination of employment or services, whether with or without cause, voluntarily or involuntarily).

•

If, however, the Grantee’s employment with the Corporation and its Subsidiaries terminates due to the Grantee’s death or Disability prior to the last day of the FY12-FY13 Performance Period, the Stock Units shall accelerate to such extent that the Total Target Number of Stock Units subject to the Award (including any Stock Units that may have vested prior to the date of such event pursuant to Section 2 hereof with respect to the FY12 Performance Period) shall be fully vested as of the date of such event and any remaining unvested Stock Units subject to the Award (after giving effect to such acceleration, if required) shall terminate as of such event.

•

If, however, the Grantee’s employment with the Corporation or one of its Subsidiaries terminates prior to the last day of the FY12-FY13 Performance Period (other than due to Grantee’s death or Disability) and, in connection with the Grantee’s Severance Date, the Grantee is entitled to accelerated vesting of his or her outstanding equity awards pursuant to the terms of any written employment, severance or similar agreement with the Corporation effect at the time of such termination, the Performance Periods then in effect with respect to the Award shall be deemed to end as of the last day of the fiscal quarter of the Corporation in which the Severance Date occurs (subject to the provisions of Section 8.2 below should a Change in Control Event occur before the end of such shortened period), and the Award will vest as of the end of such shortened period in accordance with Section 2 with performance measured for such shortened period.

•

If, however, the Grantee’s employment with the Corporation or one of its Subsidiaries terminates prior to the last day of the FY12-FY13 Performance Period (other than due to Grantee’s death or Disability, and other than a termination described in the preceding bullet point) and such termination qualifies as a Retirement, the Performance Periods then in effect with respect to the Award shall be deemed to end as of the last day of the fiscal quarter of the Corporation in which the Severance Date occurs (subject to the provisions of Section 8.2 below should a Change in Control Event occur before the end of such shortened period), each of the Target Number of EPS Stock Units and the Target Number of Revenue Stock Units subject to the Award will be pro-rated as described below, and the Award will vest as of the end of such shortened period in accordance with Section 2 with performance measured for such shortened period. In the event of such a Retirement, each of the Target Number of EPS Stock Units and the Target Number of Revenue Stock Units subject to the Award will be pro-rated as of the Grantee’s Severance Date by multiplying such Target Number of Stock Units otherwise subject to the Award by a fraction, the numerator of which is the total number of calendar days in the FY12-FY13 Performance Period that the Grantee was employed by the Corporation or one of its Subsidiaries and the denominator of which is the total number of calendar days in the FY12-FY13 Performance Period. If such a Retirement occurs after the FY12 Performance Period, the offset to any pro-rated Stock Units payable to the FY12-FY13 Performance Period for any Stock Units paid or payable for the FY12 Performance Period will be based on the actual (not pro-rated) Stock Units paid or payable for the FY12 Performance Period.

With respect to a termination of employment referred to in either of the preceding two bullet points, any remaining unvested Stock Units subject to the Award at the end of the shortened Performance Period shall terminate as of the end of such shortened period.

For the purposes of the Award, “Disability” has the meaning given to such term in Treas. Reg. Section 1.409A-3(i)(4). For purposes of the Award, “Retirement” means the Grantee’s Severance Date occurs more than ninety (90) days after the Date of Grant of the Award and, on the Severance Date, the Grantee has attained at least age 65 and has at least 10 years of service to the Corporation and/or its Subsidiaries.

If any unvested Stock Units are terminated pursuant to this Agreement, such Stock Units shall automatically terminate and be cancelled as of the applicable termination date without payment of any consideration by the Corporation and without any other action by the Grantee, or the Grantee’s beneficiary or personal representative, as the case may be.

4. Continuance of Employment/Service Required; No Employment/Service Commitment.

Except as expressly provided in Section 3 above, the vesting schedule requires continued employment or service through each applicable vesting date as a condition to the vesting of the applicable installment of the Award and the rights and benefits under this Agreement. Except as expressly provided in Section 3 above, employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Grantee to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 3 above or under the Plan.

Nothing contained in this Agreement or the Plan constitutes an employment or service commitment by the Corporation, affects the Grantee’s status as an employee at will who is subject to termination without cause, confers upon the Grantee any right to remain employed by or in service to the Corporation or any Subsidiary, interferes in any way with the right of the Corporation or any Subsidiary at any time to terminate such employment or services, or affects the right of the Corporation or any Subsidiary to increase or decrease the Grantee’s other compensation or benefits. Nothing in this paragraph, however, is intended to adversely affect any independent contractual right of the Grantee without his consent thereto.

5. Timing and Manner of Payment of Stock Units.

On or as soon as administratively practical following any vesting of Stock Units subject to the Award pursuant to Section 2, Section 3 or Section 8.2 hereof (and in all events not later than two and one-half months after the applicable vesting date), the Corporation shall deliver to the Grantee a number of shares of Common Stock (either by delivering one or more certificates for such shares or by entering such shares in book entry form, as determined by the Corporation in its discretion) equal (subject to adjustment pursuant to Section 7.1 of the Plan) to the number of Stock Units subject to this Award that vested on the corresponding vesting date. The Corporation’s obligation to deliver shares of Common Stock or otherwise make payment with respect to vested Stock Units is subject to the condition precedent that the Grantee or other person entitled under the Plan to receive any shares with respect to the vested Stock Units deliver to the Corporation any representations or other documents or assurances required pursuant to Section 8.1 of the Plan. The Grantee shall have no further rights with respect to any Stock Units that are so paid or that terminate pursuant to the terms hereof.

6. Dividend and Voting Rights.

6.1 Limitations on Rights Associated with Units. The Grantee shall have no rights as a stockholder of the Corporation, no dividend rights (except as expressly provided in Section 6.2 with respect to Dividend Equivalent Rights) and no voting rights, with respect to the Stock Units and any shares of Common Stock underlying or issuable in respect of such Stock Units until such shares of Common Stock are actually issued to and held of record by the Grantee. No adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date of issuance of the stock certificate.

6.2 Dividend Equivalent Rights Distributions. As of any date that the Corporation pays an ordinary cash dividend on its Common Stock, the Corporation shall credit the Grantee with an additional number of Stock Units equal to (i) the per share cash dividend paid by the Corporation on its Common Stock on such date, multiplied by (ii) the Total Target Number of Stock Units (including any dividend equivalents previously credited hereunder) (with such Target Number adjusted pursuant to Section 7.1 of the Plan) subject to the Award as of the related dividend payment record date, divided by (iii) the fair market value of a share of Common Stock on the date of payment of such dividend (with the “fair market value” of such shares determined in accordance with the applicable provisions of the Plan). Any Stock Units credited pursuant to the foregoing provisions of this Section 6.2 shall be subject to the same vesting, payment and other terms, conditions and restrictions as the original Stock Units to which they relate. No crediting of Stock Units shall be made pursuant to this Section 6.2 with respect to any Stock Units which, as of such record date, have either been paid pursuant to Section 5 or terminated pursuant to the terms hereof.

7. Non-Transferability.

Neither the Award, nor any interest therein or amount or shares payable in respect thereof may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily. The transfer restrictions in the preceding sentence shall not apply to (a) transfers to the Corporation, or (b) transfers by will or the laws of descent and distribution.

8. Adjustments; Change in Control.

8.1 Adjustments. Upon the occurrence of certain events relating to the Corporation’s stock contemplated by Section 7.1 of the Plan (including, without limitation, an extraordinary cash dividend on such stock), the Administrator shall make adjustments in accordance with such section in the number of Stock Units then outstanding and the number and kind of securities that may be issued in respect of the Award. No such adjustment shall be made with respect to any ordinary cash dividend for which dividend equivalents are credited pursuant to Section 6.2. For purposes of clarity, Sections 2.2 and 2.3 control as to any adjustment of the performance goals, criteria or metrics.

8.2 Change in Control. If, at any time after the Award Date and before the last day of the FY12-FY13 Performance Period (or, in the case of a “shortened” performance period provided in Section 3, before the last day of such shortened period), a Change in Control Event occurs in which the Corporation does not survive (or does not survive as a public company in respect of its Common Stock), the Award shall accelerate to such extent that the greater of the following (after giving effect to and including any Stock Units that may have vested prior to the date of such event pursuant to Section 2 hereof) shall be fully vested as of the date of such event:

•	the Total Target Number of Stock Units subject to the Award; or

•

the number of Stock Units that would be payable to the Grantee if the FY12-FY13 Performance Period ended as of the last day of the fiscal quarter of the Corporation coinciding with or last preceding the date on which such Change in Control Event occurred, and the Award vested as of the end of such shortened period in accordance with Section 2 with performance measured for such shortened period;

provided, however, that the accelerated vesting otherwise provided for above in this Section 8.2 shall not apply if the Stock Units terminated or were accelerated pursuant to Section 3 prior to the occurrence of such event. For purposes of the Agreement, “Change in Control Event” means a “change in the ownership” of the Corporation, a “change in effective control” of the Corporation, or a “change in the ownership of a substantial portion of the assets” of the Corporation, within the meaning of Section 409A of the Code.

9. Tax Withholding.

Upon or in connection with the vesting of the Stock Units, the payment of dividend equivalents and/or the distribution of shares of Common Stock in respect of the Stock Units, the Corporation (or the Subsidiary last employing the Grantee) shall have the right at its option to

(a) require the Grantee to pay or provide for payment in cash of the amount of any taxes that the Corporation or the Subsidiary may be required to withhold with respect to such vesting, payment and/or distribution, or (b) deduct from any amount payable to the Participant the amount of any taxes which the Corporation or the Subsidiary may be required to withhold with respect to such vesting, payment and/or distribution. In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under the Award Agreement, the Administrator may, in its sole discretion, direct the Corporation or the Subsidiary to reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of whole shares or to require the sale of shares of Common Stock in respect to the Stock Units, valued at their then fair market value (with the “fair market value” of such shares determined in accordance with the applicable provisions of the Plan), to satisfy such withholding obligation at the minimum applicable withholding rates.

10. Notices.

Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Grantee at the Grantee’s last address reflected on the Corporation’s employment records. Any notice shall be delivered in person or shall be enclosed in a properly sealed envelope, addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government or a courier of internationally recognized prominence. Any such notice shall be given only when received, but if the Grantee is no longer an Eligible Person, shall be deemed to have been duly given five business days after the date mailed in accordance with the foregoing provisions of this Section 10.

11. Plan.

The Award and all rights of the Grantee under this Agreement are subject to the terms and conditions of the Plan, incorporated herein by this reference. The Grantee agrees to be bound by the terms of the Plan and this Agreement. The Grantee acknowledges having read and understanding the Plan, the Prospectus for the Plan, and this Agreement. Unless otherwise expressly provided in other sections of this Agreement, provisions of the Plan that confer discretionary authority on the Board or the Administrator do not (and shall not be deemed to) create any rights in the Grantee unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Administrator so conferred by appropriate action of the Board or the Administrator under the Plan after the date hereof.

12. Entire Agreement.

This Agreement and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan may be amended pursuant to Section 8.6 of the Plan. This Agreement may be amended by the Administrator from time to time. Any such amendment must be in writing and signed by the Corporation. Any such amendment that materially and adversely affects the Grantee’s rights under this Agreement requires the consent of the Grantee in order to be effective with respect to the Award. The Corporation may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Grantee hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

13. Limitation on Grantee’s Rights.

Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Corporation as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. The Grantee shall have only the rights of a general unsecured creditor of the Corporation with respect to amounts credited and benefits payable, if any, with respect to the Stock Units, and rights no greater than the right to receive the Common Stock as a general unsecured creditor with respect to Stock Units, as and when payable hereunder.

14. Counterparts.

This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

15. Section Headings.

The section headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

16. Governing Law.

This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to conflict of law principles thereunder.

17. Construction.

It is intended that the terms of the Award will not result in the imposition of any tax liability pursuant to Section 409A of the Code. It is further intended that the Award will qualify as performance-based compensation within the meaning of Section 162(m) of the Code. This Agreement shall be construed and interpreted consistent with the foregoing intents.